Axcelis Technologies
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For more than 45 years, Axcelis has provided innovative, high-productivity solutions for the semiconductor industry. Today, we are embarking on the next transformative milestone of our journey – we are excited to announce that Axcelis and Veeco have entered into an agreement to combine in an all-stock merger.

Veeco is a leading innovator in semiconductor process equipment with expertise spanning laser annealing, ion beam deposition, MOCVD, single wafer etch & clean and lithography technologies. By integrating Axcelis and Veeco's complementary technologies, solutions and offerings, we will be well positioned to serve a larger addressable market, with greater exposure to secular tailwinds. The Veeco team has a strong history of innovation and a track record of delivering breakthrough products for customers. We look forward to bringing our two highly complementary organizations together to create a leading semiconductor equipment company.

For more info, click here: https://lnkd.in/egVGNSbG
Learn more here: www.AxcelisVeeco.com


axcelis + Veeco
A TRANSFORMATIVE COMBINATION
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